Exhibit 99.1

Contacts:

ACADIA Pharmaceuticals Inc.

Lisa Barthelemy, Director, Investor Relations

Thomas H. Aasen, Vice President and Chief Financial Officer

(858) 558-2871

ACADIA PHARMACEUTICALS REPORTS FINANCIAL RESULTS FOR THE

FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2006

SAN DIEGO, CA March 6, 2007 – ACADIA Pharmaceuticals Inc. (Nasdaq: ACAD), a biopharmaceutical company utilizing innovative technology to fuel drug discovery and clinical development of novel treatments for central nervous system disorders, today reported its unaudited financial results for the fourth quarter and year ended December 31, 2006.

ACADIA reported a net loss of $12.5 million, or $0.42 per common share, for the fourth quarter of 2006 compared to a net loss of $10.2 million, or $0.44 per common share, for the fourth quarter of 2005. The net loss for the fourth quarter of 2006 included $820,000 in non-cash, stock-based compensation expense compared to $80,000 in non-cash, stock-based compensation for the fourth quarter of 2005. For the year ended December 31, 2006, ACADIA reported a net loss of $45.0 million, or $1.61 per common share, compared to a net loss of $34.1 million, or $1.55 per common share, for 2005.

At December 31, 2006, ACADIA’s cash, cash equivalents, and investment securities totaled $83.3 million compared to $55.5 million at December 31, 2005. The increase in cash was primarily due to proceeds from sales of equity securities, including $59.4 million raised in a follow-on public offering during the second quarter of 2006 and $10 million received from the sale of common stock to Sepracor Inc. in January 2006, partially offset by cash used to fund ACADIA’s operations.

“2006 was highlighted by major progress in all four of our proprietary clinical programs and the strengthening of our balance sheet through the completion of our follow-on offering and Sepracor’s second equity investment,” said Uli Hacksell, Ph.D., ACADIA’s Chief Executive Officer. “ACADIA has now transitioned to a later-stage development company as we prepare to initiate the first pivotal trial in our Phase III program with ACP-103 for Parkinson’s disease psychosis. We also look forward to other important milestones in 2007, including top-line results from our ACP-103 Phase II schizophrenia co-therapy trial, which we anticipate in March 2007, as well as the initiation of more advanced Phase II trials in our two other proprietary clinical programs.”

Revenues totaled $1.8 million for the fourth quarter of 2006 compared to $2.4 million for the fourth quarter of 2005. This decrease was primarily due to lower revenues under ACADIA’s collaborations with Allergan, Inc. Revenues from ACADIA’s agreements with Sepracor and The Stanley Medical Research Institute totaled $945,000 and $500,000, respectively, for the fourth quarter of 2006 and were comparable to revenues recognized under these agreements during the fourth quarter of 2005.

Research and development expenses totaled $12.8 million for the fourth quarter of 2006, including $449,000 in stock-based compensation, compared to $9.7 million for the fourth quarter of 2005, including $(13,000) in stock-based compensation. The increase in research and development expenses was primarily due to increased clinical development activity associated with ACADIA’s proprietary clinical programs, including its Phase II co-therapy trial with ACP-103 for patients with schizophrenia. Excluding stock-based compensation, the increase in research and development expenses was primarily attributable to $1.8 million in increased fees paid to external service providers, which totaled $6.3 million for the fourth quarter of 2006, and increased costs associated with expansion of ACADIA’s development organization.

General and administrative expenses totaled $2.5 million for the fourth quarter of 2006, including $371,000 in stock-based compensation, compared to $3.1 million for the fourth quarter of 2005, including $93,000 in stock-based compensation. The decrease in general and administrative expenses was primarily due to lower professional fees, partially offset by increased stock-based compensation.

For the fourth quarter of 2006, an aggregate of $820,000 of non-cash, stock-based compensation expense was recorded pursuant to Statement of Financial Accounting Standards No. 123(R) and was included in research and development and general and administrative expenses. During the fourth quarter of 2005, a total of $80,000 of non-cash, stock-based compensation expense was recorded using the intrinsic value method under Accounting Principles Board Opinion No. 25.

2006 and Recent Highlights

Advancement of Proprietary Clinical Pipeline

ACP-103 as a Co-Therapy for Schizophrenia

•

ACADIA completed enrollment of 423 patients in its multi-center, double-blind, placebo-controlled Phase II co-therapy trial with ACP-103 in late-October 2006, significantly ahead of schedule. This trial is evaluating the ability of ACP-103 when used as a co-therapy with other antipsychotic drugs to provide an improved treatment for patients with schizophrenia. The treatment phase of this clinical trial has been completed and ACADIA remains on track to report top-line results from the study during March 2007.

ACP-103 for the Treatment of Parkinson’s Disease Psychosis

•

ACADIA announced top-line results in March 2006 from a multi-center, double-blind, placebo-controlled Phase II clinical trial, in which ACP-103 demonstrated antipsychotic effects, was safe and well tolerated, and did not impair disease-related motor function in patients with Parkinson’s disease psychosis (PDP). In connection with this Phase II trial, ACADIA is conducting an open-label extension study, pursuant to which 24 patients have been treated with ACP-103 for at least one year, eight of whom have been treated for over 18 months.

•

ACADIA held an end of Phase II meeting in late-September 2006 with the U.S. Food and Drug Administration (FDA) regarding the ACP-103 program for PDP. Following its interactions with the FDA, ACADIA is currently preparing to initiate the first pivotal trial in its Phase III development program for PDP during the first half of 2007.

ACP-104 for the Treatment of Schizophrenia

•

ACADIA announced top-line results in July 2006 from three initial clinical studies of ACP-104 in patients with schizophrenia. The results of these studies demonstrated that ACP-104 is safe and well tolerated after repeated dosing of up to 600 mg per day, and that initial signals of antipsychotic effects were observed within the tolerated dose range of

ACP-104. ACADIA is planning to initiate a multi-center, double-blind, placebo-controlled Phase IIb clinical trial with ACP-104 in patients with schizophrenia during the first half of 2007.

ACP-103 for the Treatment of Sleep Maintenance Insomnia

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ACADIA announced top-line results in April 2006 from a proof-of-concept clinical study, which demonstrated that ACP-103 induced a statistically significant and dose-related increase in deep, or slow wave, sleep in healthy older volunteers. ACADIA is planning to initiate a Phase II clinical trial with ACP-103 in patients with sleep maintenance insomnia during the first half of 2007.

Expansion of Pipeline

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ACADIA reported today that it has nominated ACP-106, a potent and selective 5-HT2A inverse agonist, as a clinical candidate. ACADIA believes that ACP-106 and other compounds in its serotonin platform expand ACADIA’s base of assets for potential partnering, and will enable ACADIA, alone or in collaboration, to pursue more broadly a range of potential therapeutic indications, including PDP, schizophrenia, sleep maintenance insomnia, and other central nervous system disturbances.

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ACADIA nominated ACP-105, a non-steroidal and selective androgen receptor agonist as a clinical candidate during the first quarter of 2006. ACP-105 is part of a class of molecules referred to as selective androgen receptor modulators (SARMs) that may improve the standard of treatment for a variety of disorders, including muscle-wasting conditions and osteoporosis.

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ACADIA advanced its cannabinoid CB1 research into preclinical program status during the second quarter of 2006. Blockade of the CB1 receptors may lead to novel treatments in obesity and substance abuse.

Business and Other Highlights

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ACADIA expanded and further strengthened its intellectual property portfolio for its serotonin platform by entering into an agreement in November 2006 to license certain intellectual property rights from Ipsen.

•	ACADIA completed a follow-on public offering during the second quarter of 2006, raising net proceeds of $59.4 million.

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ACADIA strengthened its management team with the appointment of Roger G. Mills, M.D., as Executive Vice President, Development during the second quarter of 2006, and the appointment of David C. Furlano, Ph.D., as Vice President, Regulatory Affairs during the first quarter of 2006.

•	ACADIA was selected for addition to the NASDAQ Biotechnology Index (NBI) effective May 22, 2006.

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ACADIA extended the research term of its March 2003 discovery collaboration with Allergan during the first quarter of 2006 for two additional years through March 2008. Joint research efforts are focused in the area of pain and support the companies’ Phase II clinical program in neuropathic pain.

•	During the first quarter of 2006, ACADIA received $10 million from Sepracor’s second purchase of ACADIA common stock in connection with the companies’ ongoing collaboration.

Conference Call and Webcast Information

ACADIA management will review its fourth quarter results and development programs via conference call and webcast later today at 5:00 p.m. Eastern Time. The conference call may be accessed by dialing 866-700-7173 for participants in the U.S. or Canada and 617-213-8838 for international callers (reference passcode 55576242). A telephone replay of the conference call may be accessed through March 20, 2007 by dialing 888-286-8010 for callers in the U.S. or Canada and 617-801-6888 for international callers (reference passcode 28337764). The conference call also will be webcast live on ACADIA’s website, www.acadia-pharm.com, under the investors section and will be archived there until March 20, 2007.

About ACADIA Pharmaceuticals

ACADIA is a biopharmaceutical company utilizing innovative technology to fuel drug discovery and clinical development of novel treatments for central nervous system disorders. ACADIA currently has five clinical programs as well as a portfolio of preclinical and discovery assets directed at diseases with large unmet medical needs, including schizophrenia, Parkinson’s disease psychosis, sleep maintenance insomnia, and neuropathic pain. All of the drug candidates in ACADIA’s product pipeline emanate from discoveries made using its proprietary drug discovery platform. ACADIA’s corporate headquarters is located in San Diego, California and it maintains research and development operations in both San Diego and Malmö, Sweden.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements include but are not limited to statements related to the progress of and benefits to be derived from ACADIA’s drug discovery and development programs, including ACP-103, ACP-104, ACP-105 and ACP-106; the timing or design of future clinical trials; the timing of announcements of results from clinical trials; and any future partnering events. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in drug discovery, development and commercialization, and collaborations with others. For a discussion of these and other factors, please refer to ACADIA’s annual report on Form 10-K for the year ended December 31, 2005 as well as other subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and ACADIA undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

Additionally, certain of the information contained in this press release reflects preliminary financial results, as the audit of ACADIA’s financial statements for the year ended December 31, 2006 has not yet been completed. The 2006 audit and the evaluation of ACADIA’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 will be completed nearer the date that ACADIA files its Annual Report on Form 10-K for the year ended December 31, 2006 with the Securities and Exchange Commission.

ACADIA PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2006	2005	2006	2005
Collaborative revenues	$1,773	$2,443	$8,133	$10,956

Operating expenses
Research and development (includes stock-based compensation of $449, $(13), $1,866 and $740, respectively) (1)	12,788	9,658	49,398	30,336
General and administrative (includes stock-based compensation of $371, $93, $1,512 and $568, respectively) (1)	2,536	3,125	11,349	10,205
Provision for loss from (settlement of) litigation	—	360	(3,560)	6,221

Total operating expenses	15,324	13,143	57,187	46,762

Loss from operations	(13,551)	(10,700)	(49,054)	(35,806)
Interest income (expense), net	1,100	497	3,955	1,671

Loss before change in accounting principle	(12,451)	(10,203)	(45,099)	(34,135)
Cumulative effect of change in accounting principle	—	—	51	—

Net loss	$(12,451)	$(10,203)	$(45,048)	$(34,135)

Net loss per common share, basic and diluted:
Before change in accounting principle	$(0.42)	$(0.44)	$(1.61)	$(1.55)
Cumulative effect of change in accounting principle	—	—	—	—

Net loss per common share, basic and diluted	$(0.42)	$(0.44)	$(1.61)	$(1.55)

Weighted average common shares outstanding, basic and diluted	29,869	23,436	27,923	22,014

(1)	Certain costs for the three months and year ended December 31, 2005 were reclassified to general and administrative expenses from research and development expenses to conform to the presentation in the corresponding periods of 2006.

ACADIA PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	December 31, 2006	December 31, 2005(1)
Assets
Cash, cash equivalents, and investment securities	$83,255	$55,521
Prepaid expenses, receivables and other current assets	2,528	4,604

Total current assets	85,783	60,125
Property and equipment, net	3,505	2,283
Other assets	256	98

Total assets	$89,544	$62,506

Liabilities and Stockholders’ Equity
Current liabilities	20,534	21,701
Long-term liabilities	1,851	1,434
Stockholders’ equity	67,159	39,371

Total liabilities and stockholders’ equity	$89,544	$62,506

(1)	The condensed consolidated balance sheet at December 31, 2005 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.